Exhibit 99.1

         GSI Lumonics Announces First Quarter 2004 Financial Results

    BILLERICA, Mass., April 29 /PRNewswire-FirstCall/-- GSI Lumonics Inc., (Nasdaq: GSLI and TSX: LSI), a major supplier of precision components, lasers and laser systems, today announced financial results for the first quarter ended April 2, 2004. (All data are expressed in U.S. GAAP and in U.S. dollars.)

    First Quarter Results
    -- Sales were $74.9 million for the first quarter of 2004, compared to
       $41.1 million for the same period in 2003; an 82% increase
    -- Net income was $8.9 million in the quarter, or $0.21 per diluted share, compared to a loss of $1.7 million, or a loss $0.04 per diluted share, for the same period last year.
    -- Bookings were $88.3 million for the quarter, an increase of 102% over the same period in 2003.
    -- Backlog was $92.0 million at the end of the first quarter, compared to
       $44.4 million for the same period in 2003.
    -- Gross margin for the quarter was 39.7% of sales, compared to 35.8% for the same period last year
    -- Cash flow from operations was $6.5 million for the first quarter, as compared to a use of cash of $0.9 million for the same quarter in 2003. -- Cash, cash equivalents and marketable securities totaled $114.2 million as of April 2, 2004.

    Geographically, sales for the first quarter of 2004 were as follows: approximately 52% in the Americas, 30% in Asia-Pacific, including Japan, and 18% in Europe.
    Operating expenses for the first quarter of 2004 were $19.8 million compared to $17.4 million for the same period last year. This increase is largely attributed to the Westwind and other acquisitions since the comparable quarter in 2003.
    The tax rate for the first quarter of 9% represents the expected annualized rate for the full 2004 fiscal year based on current facts and circumstances. This rate is significantly below our statutory rate, which is in the 35-40% range, because of the expected recovery of US operations deferred tax assets that previously were written down.
    "We are pleased to report our first quarter performance that reflects the results of our strategic restructuring and an overall market recovery," stated Charles Winston, GSI Lumonics' President and Chief Executive Officer.

    Business Segment Reporting

    Laser Systems
    Revenues in the Laser Systems segment were up $16.2 million, or 91.0 %, to $34.0 million for the first quarter of 2004 compared with the same period last year, led by a rebound in WaferTrim sales and general market recovery. Gross margins at 45.4% as compared to 29.4% for the same period last year were the result of higher volumes, firmer pricing, cost reductions, product mix and some recovery of inventory provisions. These factors combined to generate a $9.5 million profit from operations as compared to a loss of $ 0.4 million in the same period last year.

    Lasers
    Revenues of $11.7 million were up $4.7 million or 67.1% over the same period last year. The acquisition of assets of Spectron in May 2003, updated products and higher internal sales were the contributing elements in this growth. Gross margins were 28.1% as compared to 32.5% for last year. The major factor in this margin change was the strengthening of the British pound against the US dollar causing lower margins on US dollar-based pricing. The Lasers segment reported a profit contribution of $0.4 million versus a loss of $0.5 million for the same period last year.

    Components
    The Components segment had revenues of $33.4 million, an increase of $16.7 million over the same period last year. This increase was primarily from the Westwind acquisition and the purchase of DRC assets made subsequent to the same quarter last year combined with higher internal sales. Gross margin was 33.9% compared to 44.7% in the same period last year. The primary factor was a mix shift to products with lower gross margins, including internal sales, Westwind products and DRC encoder products. Operating income for this segment was $5.7 million versus $4.9 million in the same period last year.


    Financial Condition
    At April 2, 2004, cash, cash equivalents, and marketable investments totaled $114.2 million, compared to $107.3 million at December 31, 2003. The Company continues to operate debt-free. The Company expects to close on the announced acquisition of MicroE in the second quarter, which will require approximately $55 million in cash. It should also be noted that certain intangible assets from the merger of Lumonics and General Scanning in 1999 were fully amortized in the first quarter of 2004. Starting in the second quarter of 2004, we expect quarterly amortization charges that will be reduced by $ 0.8 million from this quarter's amortization, excluding any potential increase in amortization of intangibles related to the expected MicroE acquisition. Inventory turns improved to 3.5 for the quarter compared to 3.0 last quarter. Days sales outstanding in receivables decreased from 93 last quarter to 78 at the end of the first quarter of 2004.

    ---------------------------------------------
    GSI Lumonics will host a conference call for investors at 6:00 p.m. Eastern Time. To participate, call 888-396-2369 (within the US and Canada) and 617-847-8710 (for international callers) no earlier than 5:50 p.m. Eastern Time and no later than 5:55 p.m. Eastern Time and identify yourself to the operator with the participant code of 52915756. A replay of the call will be available one hour after the call ends to midnight, May 13, 2004 by dialing 888-286-8010 (within the US and Canada) or 617-801-6888 (for international callers). The access code is 20210784.
     The conference call also will be broadcast live over the Internet in listen-only mode. For live webcasting, go to: http://www.firstcallevents.com/service/ajwz403858572gf12.html at least 15 minutes prior to the call in order to register download and install any necessary software. The call will be archived on the above web site until midnight, May 13, 2004.

    GSI supplies precision motion control components, lasers and laser-based advanced manufacturing systems to the global medical, semiconductor, electronics, and industrial markets. GSI Lumonics' common shares are listed on Nasdaq (GSLI) and The Toronto Stock Exchange (LSI).

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, similar risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

    For more information contact:
    Investor Relations, 613-224-4868, Ann Dempsey, (ext.2#)



                              GSI LUMONICS INC.
                   CONSOLIDATED BALANCE SHEETS (unaudited)
      (U.S. GAAP and in thousands of U.S. dollars, except share amounts)


                                                    April 2,   December 31,
                                                        2004           2003

                                      ASSETS
    Current
      Cash and cash equivalents                      $91,997        $64,035
      Short-term investments                          20,577         39,562
      Accounts receivable,
       less allowance of $4,338
       (December 31, 2003 - $4,465)                   63,068         53,040
      Income taxes receivable                          1,199          4,839
      Inventories                                     51,686         43,916
      Deferred tax assets                             11,527          5,507
      Other current assets                             7,574          8,048
      Total current assets                           247,628        218,947
      Property, plant and equipment,
       net of accumulated depreciation
       of $20,863 (December 31, 2003 - $22,305)       52,041         52,982
      Deferred tax assets                              3,611          6,642
      Other assets                                     2,324          2,297
      Long-term investments                            1,644          3,743
      Intangible assets,
       net of amortization
       of $23,497 (December 31, 2003 - $21,924)       22,986         23,985
                                                    $330,234       $308,596

                       LIABILITIES AND STOCKHOLDERS' EQUITY
    Current
      Accounts payable                               $22,488        $18,218
      Accrued compensation and benefits                8,312          7,424
      Other accrued expenses                          22,407         18,451
         Total current liabilities                    53,207         44,093

      Deferred compensation                            2,343          2,162
      Accrued minimum pension liability                1,616          1,553
         Total liabilities                            57,166         47,808
      Commitments and contingencies

    Stockholders' equity
    Common shares, no par value;
     Authorized shares: unlimited;
     Issued and outstanding: 40,976,318
     (December 31, 2003 - 40,927,499)                305,840        305,512
     Additional paid-in capital                        2,851          2,800
     Accumulated deficit                            (34,501)       (43,440)
     Accumulated other comprehensive loss            (1,122)        (4,084)
         Total stockholders' equity                  273,068        260,788
                                                    $330,234       $308,596



                              GSI LUMONICS INC.
              CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
    (U.S. GAAP and in thousands of U.S. dollars, except per share amounts)

                                                       Three Months Ended
                                                    April 2,      March 28,
                                                        2004           2003

    Sales                                            $74,853        $41,119
    Cost of goods sold                                45,113         26,379
    Gross profit                                      29,740         14,740

    Operating expenses:
      Research and development                         4,759          3,309
      Selling, general and administrative             13,484         11,838
      Amortization of purchased intangibles            1,549          1,279
      Restructuring                                        -            628
      Other                                                -            356
         Total operating expenses                     19,792         17,410

    Income (loss) from operations                      9,948        (2,670)
      Loss on sale of investments                       (15)              -
      Interest income                                    179            641
      Interest expense                                  (28)           (54)
      Foreign exchange transaction gains (losses)      (260)            417
    Income (loss) before income taxes                  9,824        (1,666)
    Income tax provision (benefit)                       885              -
    Net income (loss)                                 $8,939       $(1,666)

    Net income (loss) per common share:
      Basic                                            $0.22        $(0.04)
      Diluted                                          $0.21        $(0.04)
    Weighted average common shares
     outstanding (000's)                              40,951         40,787
    Weighted average common shares
     outstanding and dilutive potential
     common shares(000's)                             42,114         40,787



                              GSI LUMONICS INC.
              CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
                 (U.S. GAAP and in thousands of U.S. dollars)

                                                       Three Months Ended
                                                    April 2,      March 28,
                                                        2004           2003

    Cash flows from operating activities:
    Net income (loss)                                 $8,939       $(1,666)
    Adjustments to reconcile net income
    (loss) to net cash used in
    operating activities:
      Loss on sale of investments                         15              -
      Depreciation and amortization                    3,746          2,542
      Unrealized loss on derivatives                       -            504
      Stock-based compensation                            51              -
      Deferred income taxes                          (2,570)          (217)
     Changes in current assets and liabilities:
      Accounts receivable                            (9,159)        (4,601)
      Inventories                                    (6,881)          2,833
      Other current assets                               564          1,078
      Accounts payable, accruals
       and taxes (receivable) payable                 11,783        (1,335)
      Cash provided by (used in) operating activities  6,488          (862)

    Cash flows from investing activities:
      Additions to property, plant and equipment       (277)          (598)
      Proceeds from the sale and maturities
       of investments                                 47,620         41,144
      Purchases of investments                      (26,491)       (26,281)
      Decrease in other assets                             3             42
    Cash provided by investing activities             20,855         14,307

    Cash flows from financing activities:
      Issue of share capital                             328              8
    Cash provided by financing activities                328              8

    Effect of exchange rates
     on cash and cash equivalents                        291            392
    Increase in cash and cash equivalents             27,962         13,845
    Cash and cash equivalents, beginning of period    64,035         83,633
    Cash and cash equivalents, end of period         $91,997        $97,478




                              GSI LUMONICS INC.
                 Consolidated Analysis By Segment (unaudited)
                         (thousands of U.S. dollars)

                                                       Three months ended
                                                April 2, 2004   March 28, 2003
    Sales:
    Components                                       $33,357        $16,655
    Laser Group                                       11,699          6,987
    Laser Systems                                     34,003         17,826
    Intersegment sales elimination                   (4,206)          (349)
    Total                                            $74,853        $41,119

    Gross profit:
    Components                                       $11,312         $7,439
    Laser Group                                        3,292          2,268
    Laser Systems                                     15,446          5,249
    Intersegment sales elimination                     (310)          (216)
    Total                                            $29,740        $14,740

    Gross profit %:
    Components                                         33.9%          44.7%
    Laser Group                                         28.1           32.5
    Laser Systems                                       45.4           29.4
    Intersegment sales elimination                       7.4           61.9
    Total                                              39.7%          35.8%

    Segment income (loss) from operations:
    Components                                        $5,748         $4,855
    Laser Group                                          398          (472)
    Laser Systems                                      9,534          (401)
    Total by segment                                  15,680          3,982
    Unallocated amounts:
      Corporate expenses                               4,183          4,389
      Amortization of purchased intangibles            1,549          1,279
      Restructuring                                        -            628
      Other                                                -            356
    Income (loss) from operations                     $9,948       $(2,670)



                              GSI LUMONICS INC.
         Consolidated Sales Analysis By Geographic Region (unaudited)
                          (millions of U.S. dollars)

   Revenues are attributed to geographic areas on the basis of the bill to customer location. Not infrequently, equipment is sold to large international companies, which may be headquartered in Asia-Pacific, but the sales of our systems are billed and shipped to locations in the United States. These sales are therefore reflected in North America totals in the table below.



                                             Three months ended
                                 April 2, 2004            March 28, 2003
    (in millions)            Sales   % of Total        Sales   % of Total

    North America            $38.8          52%        $20.8          51%
    Latin and South America    0.1            -          0.2            -
    Europe                    13.5           18          5.7           14
    Japan                     11.5           15          9.4           23
    Asia-Pacific, other       11.0           15          5.0           12
         Total               $74.9         100%        $41.1         100%


SOURCE  GSI Lumonics Inc.
    -0-                             04/29/2004
    /CONTACT: Ann Dempsey, Investor Relations of GSI Lumonics Inc., +1-613-224-4868, (ext.2#) /
    /Company News On-Call:  http://www.prnewswire.com/comp/107189.html/
    (GSLI LSI.)

CO:  GSI Lumonics Inc.
ST:  Massachusetts
IN:  CPR SEM
SU:  ERN CCA